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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


July 1, 2002


Dear Sir/Madam:

We have read the 1st, 2nd, 3rd, and 4th paragraphs of Item 4 included in the Form 8-K dated July 1, 2002 of Advocat Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as they pertain to Arthur Andersen LLP.

Very truly yours,

/s/ Andersen LLP







cc: Mr. William R. Council, Chief Financial Officer, Advocat Inc.